Exhibit 10.2

STOCK ASSIGNMENT

THIS STOCK ASSIGNMENT (“Assignment”) is made effective as of May 18, 2009, by and between EGPI FIRECREEK, INC., a Nevada corporation (“Assignor”), and FIRECREEK GLOBAL, INC., a Delaware corporation (“Assignee”).

R E C I T A L S

A.           Assignor owns all of the issued and outstanding shares of the capital stock of Firecreek Petroleum, Inc., a Delaware corporation (the “Corporation”). The Corporation is authorized to issue 100,000 shares of $0.005 par value common stock, and 50,000 shares of $0.005 par value preferred stock. The Corporation issued 100,000 shares of $0.005 par value common stock, and 25,669 shares of $0.005 par value preferred stock to Seller (the preferred stock has been cancelled and returned to treasury). The issued shares of the capital stock of the Corporation are referred to herein as the “Issued Shares”.

B.      Assignor and Assignee entered into a stock acquisition agreement (“Stock Acquisition Agreement”) pursuant to which Assignor agreed to assign to Assignee, and Assignee agreed to accept assignment of, the Issued Shares, subject to the satisfaction of certain conditions set forth in the Stock Acquisition Agreement.

C.      The conditions of such assignment have been fulfilled and the parties desire to complete the assignment of the Issued Shares by Assignor to Assignee.

NOW, THEREFORE, for and in consideration of the above premises, the respective covenants and agreements of the parties hereinafter set forth, and the consideration hereinafter stated, the parties hereto do hereby agree as follows:

A G R E E M E N T S

1.           Assignment. For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, Assignor hereby transfers and assigns to Assignee, Assignee’s successors and assigns, forever, all of the Issued Shares, and all rights in and to any of the capital stock of the Corporation, and all rights, titles, privileges and benefits incidental to the Issued Shares and any such capital stock (the Issued Shares and all of such other rights, titles, privileges and benefits incidental to the Issued Shares and any capital stock of the Corporation being hereinafter collectively referred to as the “Corporation Stock and Rights”).

2.           Acceptance. Assignee hereby accepts the assignment by Assignor to Assignee of the Corporation Stock and Rights.

3.           Warranties. Assignor warrants to Assignee that (i) Assignor has good title and full power to assign and transfer to Assignee the Corporation Stock and Rights, (ii) Assignor has not made any prior transfer, pledge or encumbrance of the Corporation Stock and Rights, and (iii) no consent is required of any person or party to the assignment and transfer herein made to Assignee.

4.           Stock Certificate. Assignor shall, concurrently with execution hereof, deliver to Assignee all of the stock certificates representing the Issued Shares, with the following noted on each certificate or on a separate written notation affixed thereto, in either case signed by Assignor:

EGPI Firecreek, Inc. (“Assignor”) hereby assigns and transfers this stock certificate and the stock and rights represented hereby to Firecreek Global, Inc., and Assignor hereby irrevocably constitutes and appoints John R. Taylor as attorney-in-fact for Assignor to transfer the said shares on the books of Firecreek Petroleum, Inc., with full power of substitution in the premises.

5.           Resignation. Assignor shall, concurrently herewith, cause each person who is a director or officer of the Corporation to submit such person’s resignation from each office and position held by such person with respect to the Corporation.

6.           Counterpart Execution. This Assignment may be signed in multiple counterparts, each of which shall constitute an original hereof, and all of which, taken together, shall constitute one and the same instrument.

EXECUTED to be effective as of the date first stated above.

ASSIGNOR:

EGPI FIRECREEK, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, CEO

ASSIGNEE:

FIRECREEK GLOBAL, INC.

By:	/s/ John R. Taylor
John R. Taylor, President & CEO